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                                                                      Exhibit 99

                                  NEWS RELEASE
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[NEWHALL LAND LOGO]       THE NEWHALL LAND AND FARMING COMPANY
                          23823 Valencia Blvd. Valencia, CA. 91355 (661)255-4000

FOR IMMEDIATE RELEASE            Contact:   Marcia Ward
                                            The Newhall Land and
                                            Farming Company
                                            (661) 255-4445

                                            Fred Mickaelian, Jr.
                                            Mickaelian Associates
                                            (323) 268-1152


                  PROSPECTIVE BUYER OF REGIONAL SHOPPING CENTER
                          TERMINATES DUE DILIGENCE WORK

              COMPLETION OF UNIT REPURCHASE PROGRAM MAY BE DELAYED

         Valencia, California, August 28, 2000 - The Newhall Land and Farming Company (NYSE, PSE/NHL) today announced that the prospective buyer for its regional shopping center has terminated its due diligence work due to the Chapter 11 bankruptcy recently announced by Edwards Theaters Circuit, Inc. Edwards has two theater complexes totaling 21 screens and an IMAX 3D theatre in the Valencia Town Center Regional Mall and the Valencia Entertainment Center. For the first six months of this year, rental income from Edwards represented approximately 16 percent of the Mall and Entertainment Center's combined total income. Edwards is current on all obligations due Valencia Town Center. At this time, Newhall Land does not know if the theater leases will be affected by the reorganization. The original 10-screen theater opened shortly after the shopping center in 1992 but recently has been remodeled to include stadium seating and other up-to-date improvements. The IMAX 3D theatre and 11 additional screens opened in the summer of 1999 and already include state-of-the art amenities.

         Thomas L. Lee, chairman and chief executive officer, said, "We are disappointed that the sale of this property has been affected by the recent bankruptcy filing by Edwards Theaters. The Edwards facilities at Valencia Town Center are state-of-the art and more viable than many of its other locations. They are located in a premier shopping area in the heart of Valencia, which is a strong and growing market. We will actively continue to pursue interested buyers; however, the likelihood of closing a sale by year-end now is doubtful.


                                     -more-
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         "The regional shopping center is one of 11 properties earmarked for sale to finance the Company's unit repurchase program. As this property represents a significant portion of the funds needed, we have reduced the pace of unit repurchases at this time. Of the 6,384,446 units authorized in September 1999, a total of 1,754,794 units, 27.5 percent of the program, remains to be purchased. Completion of the unit repurchase program is dependent upon the closing of escrows on land sales in the business plan as well as the properties identified in the asset sale program. Consequently, completion of the repurchase program is likely to be delayed into next year.

         "Two properties in the asset sale program, Castaic Shopping Center and Plaza del Rancho, closed escrow in the second quarter for $18.8 million. The Company is in discussions with a potential buyer for four office buildings in the program in Valencia Town Center. These include the Company's three-story office building on Town Center Drive, the six-story Princess Cruises building and two additional buildings under construction for Princess Cruises. Based on the status of current discussions with a prospective buyer of the office buildings, we expect the closing to occur in the fourth quarter. Offers also are being received and reviewed on the remaining properties to be sold."


         Newhall Land is a developer of new towns and master-planned communities in north Los Angeles County. Its primary activity is building the new town of Valencia, California. Newhall Ranch, its next new town, and Valencia together form one of the nation's most valuable landholdings. They are located on the Company's 36,000 acres, 30 miles north of downtown Los Angeles.

         The Company maintains a web site at http://www.newhall.com.


SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION ACT OF 1995
         The forward-looking statements made in this release are based on present trends the Company is experiencing. Also, Newhall Land's success in obtaining entitlements, governmental and environmental approvals, including litigation relating to these approvals, timing and ability to close escrows due to market and other conditions, and marketplace acceptance of its business strategies are factors that could affect results. The forward-looking statements may involve the known risks described in the Company's Form 10-K, and unknown risks, uncertainties and other factors that may cause the Company's actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this release. The Company expressly disclaims any obligations to update or revise any forward-looking statements found herein to reflect any change in Company expectations or results or any change in events.


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